SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2001
                                                  ---------------

                          PROFESSIONAL DETAILING, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                       0-24249                 22-2919486
-------------------------------       ----------------       -------------------
(State or other jurisdiction of       (Commission File          (IRS Employer
        incorporation)                     Number)           Identification No.)

     10 Mountainview Road,
     Upper Saddle River, NJ                                         07458
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(Address of principal executive                                   (Zip Code)
           office)

                                 (201) 258-8450
               ---------------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On August 23, 2001 the Registrant issued the following press release:

             "PDI REPORTS ON CEFTIN PATENT DEVELOPMENT AND ANNOUNCES
                   NON-BINDING LETTER OF INTENT ON NEW PROGRAM

        Provides guidance on potential generic Ceftin tablet introduction

Upper Saddle River, New Jersey (Thursday, August 23, 2001). PDI (Nasdaq:PDII) today commented further on the recent developments involving Ceftin patent matters. As previously announced, on August 21, 2001, the United States Court of Appeals for the Federal Circuit in the action captioned Glaxo Group Limited and Glaxo Wellcome, Inc., Plaintiffs-Appellees vs. Ranbaxy Pharmaceuticals, Inc., Defendant-Appellant (case # 01-1151) vacated the preliminary injunction granted by the New Jersey District Court on December 21, 2000 which enjoined Ranbaxy from offering for sale or selling in the United States any cefuroxime axetil product.

Potential Generic Introduction

As a result of the Court of Appeals decision, Ranbaxy could commence marketing a Ceftin tablet generic equivalent immediately following receipt from the FDA of approval of its Abbreviated New Drug Application (ANDA) which Ranbaxy first filed in December 1999 and resubmitted in the third quarter of 2000. The timing of this approval is uncertain and the FDA, upon approval, if any, is not obligated to provide any prior notice to GlaxoSmithKline (GSK). PDI has had preliminary discussions with GSK in which it has been advised that GSK is exploring with its legal counsel all appropriate measures to aggressively defend its intellectual property rights.

PDI Business Options

Given the uncertainties surrounding the entry of a generic Ceftin tablet equivalent and the uncertainty of the impact that a generic introduction will have on the Ceftin selling effort, PDI is committed to taking a prudent and conservative approach in evaluating its current options. These options include:

            o     terminating its Ceftin marketing agreement with GSK;
            o     assessing suspension and tablet strategies individually;
            o     evaluating Ceftin pricing scenarios;
            o     assessing demand creation opportunity for the brand;
            o     assessing cost reduction measures; and


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

            o evaluating the impact of the purchase minimum reset provisions provided for in the GSK agreement.

Charles T. Saldarini, Chief Executive Officer of PDI commented, "The strategic value of the marketing platform we have created around Ceftin is critically important to our business strategy. We are prepared to accept a lower profit contribution from our Ceftin franchise, however, we must be certain that assumptions underlying our estimates remain valid in a generic environment."

Financial Implications

Revised estimates are set forth below for the third and fourth quarters of 2001 and for 2002 in its entirety giving effect to generic competition. In the third and fourth quarters of 2001, PDI expects a severe impact on net revenue and profitability. Such impact will result partly from wholesalers and other trade customers reducing projected purchases from PDI in anticipation of building generic cefuroxime axetil tablets inventories from other suppliers, and partly because sales and marketing costs cannot be significantly reduced over the short-term.

Assuming the immediate introduction of a generic tablet equivalent, PDI estimates the following adverse impact on net revenue and earnings per share and believes its net revenue and earnings per share estimates should be lowered as follows:

--------------------------------------------------------------------------------
                             Net Revenue Reduction                 EPS Reduction
--------------------------------------------------------------------------------
2001 - 3rd Quarter              $25 - 30 million                   $0.55 - 0.60
--------------------------------------------------------------------------------
2001 - 4th Quarter              $25 - 30 million                   $0.25 - 0.30
--------------------------------------------------------------------------------
2001 - Full Year                $50 - 60 million                   $0.80 - 0.90
--------------------------------------------------------------------------------
2002                           $225 - 235 million                      $1.50
--------------------------------------------------------------------------------

Non-Binding Letter of Intent

PDI also announced today that it has entered into a non-binding letter of intent for a large-scale primary care sales team. It is PDI's belief that this program could be staffed from sales resources PDI currently deploys. There can be no assurance, however, that a definitive agreement will be successfully negotiated or executed.


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

                                 Conference Call

PDI will be conducting a live conference call & Webcast on Friday, August 24, 2001 at 9:00 AM EST, addressing the implications of the recent news regarding the preliminary injunction against Ranbaxy being overturned.

The live Webcast will be accessible through the Investor Relations section of PDI's website, www.pdi-inc.com. The Webcast will be archived on the website for future on-demand replay. For those without Internet connectivity, the dial-in number will be 800-235-0452 (domestic) or 785-832-1077 (international).

Company Background & Services

PDI is a leading provider of sales and marketing services to the United States pharmaceutical industry. We have achieved our leadership position based on more than 15 years of designing and executing customized sales and marketing programs for many of the pharmaceutical industry's largest companies and have long standing relationships with our major clients.

The Company provides several principal services:

Dedicated Contract Sales Services, in which programs are customized to client specifications;

Syndicated Contract Sales Services, provided through the Company's ProtoCall unit, enabling clients to tap into an existing, large-scale sales team for specific detail positions and periods;

LifeCycle X-Tension Services, provides sales, marketing and distribution services for companies facing portfolio optimization challenges;

PDI Product Commercialization, provides commercial launch services for emerging and biotechnology companies to independently launch new brands;

PDI Co-promotion, provides co-promotion opportunities through PDI's existing sales teams;

Medical Education and Communication Services, provided through the Company's TVG unit, in which clients can access continuing medical education, Sales Force Tactical Briefings(TM) and peer to peer promotion; and

Marketing Research and Consulting Services, provided through the Company's TVG unit, enabling clients to study qualitative and quantitative aspects of brand performance on a pre-launch, launch and continuing basis.

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this release which look forward in time involve risks and uncertainties that may cause actual results or achievements to materially differ from those indicated by the forward-looking statements. These forward-looking statements include any statements relating to projected operating results, the introduction of any Ceftin generic equivalents into the market place, the outcome of court proceedings impacting Ceftin patent protection, as well as any other statements which are not solely historical. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROFESSIONAL DETAILING, INC.


                                        By: /s/ Charles T. Saldarini
                                            ------------------------------------
                                            Charles T. Saldarini
                                            Chief Executive Officer

Date: August 23, 2001


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